FS Energy & Power Fund 8-K

Exhibit 99.1

FOR IMMEDIATE RELEASE

FS Energy and Power Fund Declares Regular Cash Distribution

PHILADELPHIA, PA, July 21, 2011 – On July 21, 2011, the board of trustees of FS Energy and Power Fund (“FSEP”) declared FSEP’s first regular semi-monthly cash distribution of $0.02605 per common share (an annualized rate of 6.25% based on FSEP’s current $10.00 per share public offering price), payable on July 29, 2011 to shareholders of record on July 28, 2011.

About FS Energy and Power Fund
FSEP, the second investment fund sponsored by Franklin Square Capital Partners (“Franklin Square”), is a publicly registered, non-traded business development company. FSEP focuses primarily on investing in the debt and income-oriented equity securities of privately-held U.S. companies in the energy and power industry.  FSEP’s investment objective is to generate current income and long-term capital appreciation. FSEP is managed by FS Investment Advisor, LLC and is sub-advised by GSO Capital Partners LP (“GSO”).  GSO, with approximately $31.5 billion in assets under management together with certain of its affiliates as of March 31, 2011, is the credit platform affiliate of The Blackstone Group L.P.  For more information, please visit www.fsenergyandpowerfund.com.

About Franklin Square Capital Partners
Franklin Square is a national sponsor and distributor of alternative investment products structured for the mainstream investor. Founded in 2007 by an experienced group of alternative investment industry professionals, Franklin Square’s goal is to bring the benefits of an institutional-class investment portfolio to investors through exposure to innovative alternative investment products managed by what it deems to be best-in-class alternative asset managers. Franklin Square believes that institutional investment portfolios, with their access to the strong return potential and diversifying power of alternative assets, are better-suited to manage risk and generate above-market returns than their traditional counterparts. Franklin Square differentiates itself through a commitment to best practices and transparency, including a commitment to fully earned distributions, mark-to-market pricing and a significant sponsor investment in its products.  Franklin Square distributes its sponsored financial products to the broker-dealer community through its affiliated wholesaling broker-dealer, FS2 Capital Partners, LLC. For more information, please visit www.franklinsquare.com.

Certain Information About Distributions
The determination of the tax attributes of FSEP’s distributions is made annually as of the end of FSEP’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year.  Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year.  FSEP intends to update shareholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income.  The actual tax characteristics of distributions to shareholders will be reported to shareholders annually on a Form 1099-DIV.

The payment of future distributions on FSEP’s common shares is subject to the discretion of FSEP’s board of trustees and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

Forward-Looking Statements
This press release may contain certain forward-looking statements, including statements with regard to the future performance of FSEP. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings FSEP makes with the Securities and Exchange Commission. FSEP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Energy and Power Fund

Date:	July 21, 2011	By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer